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Exhibit (a)(8)

Form of Option Award Statement

my Options Portfolio

Grant Date	Expiration Date	Exercise Price	Options Granted	Unvested Options	Vested Options Exercisable

my Exercise History

Grant Date	Date of Exercise	Exercise Price	Options Exercised	Sale Price

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  Exhibit (a)(8)